                                             As filed pursuant to Rule 424(b)(3)
                                             under the Securities Act of 1933
                                             Registration No. 333-59018


                     ANCHOR NATIONAL LIFE INSURANCE COMPANY

                            VARIABLE SEPARATE ACCOUNT
                            (PORTION RELATING TO THE
                       POLARIS PROTECTOR VARIABLE ANNUITY)
--------------------------------------------------------------------------------

                 SUPPLEMENT TO THE PROSPECTUS DATED JULY 9, 2001

--------------------------------------------------------------------------------

        In the DEATH BENEFIT section of the prospectus, under the sub-heading ESTATEPLUS, the table which shows the available EstatePlus benefit for policyowners between their 70th and 81st birthdays at the time we issue the contract, is deleted and replaced with the following:

    ------------------   -----------------   --------------------
      CONTRACT YEAR         ESTATEPLUS             MAXIMUM
        OF DEATH            PERCENTAGE        ESTATEPLUS AMOUNT
    ------------------   -----------------   --------------------
    All Contract Years    25% of Earnings    40% of Net Purchase
                                                  Payments*
    ------------------   -----------------   --------------------

*Purchase Payments received after the 5th contract anniversary must remain in the contract for at least 6 full months to be included as part of Net Purchase Payments for the purpose of the Maximum EstatePlus Amount calculations.

Date: July 30, 2001

                Please keep this Supplement with your Prospectus.

                     ANCHOR NATIONAL LIFE INSURANCE COMPANY

                            VARIABLE SEPARATE ACCOUNT
                            (PORTION RELATING TO THE
                       POLARIS PLATINUM VARIABLE ANNUITY)
--------------------------------------------------------------------------------

                 SUPPLEMENT TO THE PROSPECTUS DATED JULY 9, 2001

--------------------------------------------------------------------------------

        In the DEATH BENEFIT section of the prospectus, under the sub-heading ESTATEPLUS, the table which shows the available EstatePlus benefit for policyowners between their 70th and 81st birthdays at the time we issue the contract is deleted and replaced with the following:

    ------------------   -----------------   -----------------------------
       CONTRACT YEAR        ESTATEPLUS                 MAXIMUM
         OF DEATH           PERCENTAGE             ESTATEPLUS AMOUNT
    ------------------   -----------------   -----------------------------
    All Contract Years    25% of Earnings    40% of Net Purchase Payments*
    ------------------   -----------------   -----------------------------

*Purchase Payments received after the 5th contract anniversary must remain in the contract for at least 6 full months to be included as part of Net Purchase Payments for the purpose of the Maximum EstatePlus Amount calculations.

Date: July 30, 2001

                Please keep this Supplement with your Prospectus.